UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 4, 2007
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE	0-16760	88-0215232
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of Principal Executive Offices)		(Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     (a) The Board of Directors of MGM MIRAGE, a Delaware corporation (the “Company”), approved the amendment and restatement of the Company’s Amended and Restated Bylaws effective as of December 4, 2007 (the “Bylaws”), which: (i) authorizes the Board to designate not less than three nor more than twelve of their number to constitute an Executive Committee of the Board of Directors (the “Executive Committee”); (ii) authorizes the Board to appoint one of the members of the Executive Committee to be Chairman of the Executive Committee; and (iii) added the position of Chief Design and Construction Officer as an elected officer of the Company.
     The foregoing description of the amendment and restatement of the Bylaws does not purport to be complete and is qualified in its entirety by the Bylaws, which are filed as Exhibit 3 to this Current Report on Form 8-K and incorporated herein by reference.
     The Board of Directors of the Company appointed the following directors to the Executive Committee: Robert H. Baldwin, Kirk Kerkorian, J. Terrence Lanni, Anthony Mandekic, Rose McKinney-James, James J. Murren, Daniel J. Taylor and Melvin B. Wolzinger, and appointed Mr. Lanni to serve as the Chairman of the Executive Committee.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

No.	Description
3	Amended and Restated Bylaws of the Company, effective December 4, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: December 7, 2007	By:	/s/ Bryan L. Wright
	Name:	Bryan L. Wright
	Title:	Senior Vice President, Assistant General Counsel and Assistant Secretary

INDEX TO EXHIBITS

No.	Description
3	Amended and Restated Bylaws of the Company, effective December 4, 2007.